                            SCHEDULE 14A INFORMATION

                                PROXY STATEMENT

                   Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                              --------------------



/X/   Filed by the Registrant
/ /   Filed by a party other than the Registrant

/ /   Preliminary proxy statement
/X/   Definitive proxy statement
/ /   Definitive additional materials
/ /   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                             MISSION WEST PROPERTIES
                                  (Registrant)

                          Commission File Number 1-8383





Payment of filing fee:


/X/   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
      (1)   Title of each class of securities to which transaction applies:

            ------------------------------------------------------------------
      (2)   Aggregate number of securities to which transactions applies:

            ------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                                ------------------------------
      (4)   Proposed maximum aggregate value of transaction:
                                                             -----------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing
      (1)   Amount previously paid:
                                    ------------------------------------------
      (2)   Form, schedule or registration statement no.:
                                                          --------------------
      (3)   Filing party:
                          ----------------------------------------------------
      (4)   Date filed:
                        ------------------------------------------------------

                             MISSION WEST PROPERTIES
                         6815 Flanders Drive, Suite 250
                        San Diego, California 92121-3914

                            ------------------------
                            ------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 22, 1996

                            ------------------------
                            ------------------------




TO THE SHAREHOLDERS:

     The annual meeting of shareholders of Mission West Properties (the "Company") will be held at One America Plaza, 600 West Broadway, San Diego, California, in the Second Floor Conference Room, on Friday, March 22, 1996, at 9:00 a.m. for the following purposes:

          1.   To elect directors for the following year.

          2.   To receive the report of management.

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     Only shareholders of record at the close of business on February 15, 1996, will be entitled to vote at the meeting. Each of these shareholders is cordially invited to be present and vote at the meeting in person.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU SEND IN YOUR PROXY EARLIER.

                                           By Order of the Directors

                                              Katrina L. Thompson
                                                   Secretary



             THE DATE OF THIS PROXY STATEMENT IS FEBRUARY 15, 1996.

                             MISSION WEST PROPERTIES
                         6815 Flanders Drive, Suite 250
                        San Diego, California 92121-3914



                            ------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 22, 1996

                            ------------------------



                               GENERAL INFORMATION


Your proxy in the enclosed form is solicited by the Board of Directors ("Board" or "Directors") of Mission West Properties, a California corporation (the "Company"), for use at the annual meeting of shareholders to be held on March 22, 1996, for the purposes set forth in the accompanying notice and at any adjournment or postponement of that meeting. The mailing of this Proxy Statement and the accompanying form of proxy to shareholders of the Company is expected to commence on or about February 22, 1996.

The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted FOR the election of directors nominated by the Nominating Committee of the Board of Directors as set forth in this Proxy Statement. A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and votes in person.

The cost of soliciting proxies in the enclosed form will be borne by the Company. Solicitation will be made primarily by mail but shareholders may be solicited by telephone, telegraph, or personal contact. The Directors may retain the services of a proxy-soliciting firm for soliciting proxies from those entities holding shares in street name.


SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Any shareholder desiring to have a proposal included in the Proxy Statement and form of proxy for the 1997 Annual Meeting of Shareholders must submit that proposal in writing to the executive offices of the Company by October 14, 1996.

                                VOTING SECURITIES


The outstanding securities of the Company at February 15, 1996, consisted of 1,368,721 shares of Common Stock. Each shareholder of record at the close of business on February 15, 1996, is entitled to one (1) vote for each share of Common Stock then held. California law permits cumulative voting for the election of directors in the circumstances described under "ELECTION OF DIRECTORS" below. Shares of the Company are traded on the American and Pacific Stock Exchanges. The following table sets forth the beneficial ownership of the outstanding shares of the Company held at February 15, 1996, by the only persons known to management to be the beneficial owners of more than five (5) percent of these shares.


                                                       Shares Beneficially
                                                           Owned as of        Percent of
                    Beneficial Owner                    February 15, 1996       Class
          ---------------------------------------      -------------------    ----------
          Triton Group Ltd.                                  676,050           49.39%
          Michael M. Earley, President and Chief
          Executive Officer
          550 West "C" Street, Suite 1880
          San Diego, CA   92101

          Byron B. Webb, Jr.                                 165,609(1)        10.94%
          1026 Wall Street
          La Jolla, CA   92037

          J. Gregory Kasun                                   101,956(1)         6.74%
          6815 Flanders Drive, Suite 250
          San Diego, CA  92121

          Dimensional Fund Advisors                           71,700(2)         5.24%
          1299 Ocean Avenue, 11th Floor
          Santa Monica, CA  90401

          ------------------------------

           (1) Includes shares that may be acquired within 60 days after February 15, 1996, upon the exercise of stock options as follows: Mr. Webb, 14,000; Mr. Kasun 89,600.
           (2) Shares owned as of December 31, 1995, the most recent data available.



TRITON GROUP LTD.

Triton Group Ltd. ("Triton"), of which Michael M. Earley is president, chief executive officer, and a director, is a publicly owned company, the shares of which are traded on the American Stock Exchange. Triton is an operating/holding company that has been disposing of its investments in accordance with a previously announced plan of liquidation; Mission West Properties is its only remaining significant subsidiary. A majority of the shares owned by Triton are pledged to Security Pacific Business Credit as security for a loan. John C. Stiska, chief executive officer of Triton through January 26, 1996, resigned as a Director of Mission West Properties effective February 6, 1996. Upon Mr. Stiska's resignation, the Company's Board of Directors reduced the number of Directors to six.


OWNERSHIP OF TRITON SHARES BY EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

As of February 15, 1996, the Directors and executive officers of the Company own in the aggregate 672,641 shares of Triton, of which 600,807 shares may be acquired within 60 days after February 15, 1996, upon the exercise of stock options or warrants.

                              ELECTION OF DIRECTORS


Six (6) directors are to be elected at the 1996 Annual Meeting of Shareholders, each to hold office until the next annual meeting and until a successor is elected and qualified. It is intended that the proxies received will be voted FOR election of the persons named below unless authority is withheld, reserving, however, full discretion to vote such proxies for another person if any nominee is unable or unwilling to serve, an event that is not anticipated. Any votes so cast may be distributed among the persons voted for in such proportion as the persons named in the enclosed proxy shall in their sole judgment determine.

In accordance with the California General Corporation Law, no shareholder may cumulate votes (that is, cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless such candidate's or candidates' name(s) have been placed in nomination prior to the voting and such shareholder gives notice at the meeting, prior to the voting, of intention to1 cumulate his or her votes. If any shareholder gives such notice, every shareholder may cumulate his or her votes and hence each share entitled to vote for directors will represent six (6) votes that may be distributed by each shareholder as desired among any one or more duly nominated candidates. In the event of cumulative voting, the proxy solicited by the Directors confers discretionary authority on the holders of the proxy to cumulate votes in such manner as such holders shall deem to be best calculated to elect the maximum number of the nominees for the Board of Directors.

The following table sets forth the shares of the Company beneficially owned at February 15, 1996, by each Director and by all Directors and named executive officers of the Company as a group.

                                                                          Shares Beneficially
          Name, Age, and Principal Occupation                  Director       Owned as of        Percent of
             During Previous Five (5) Years                      Since   February 15, 1996(1)     Class(2)
---------------------------------------------------------      --------  --------------------    ----------
Michael M. Earley, 40;                                            1993            0(3)           0.00%
  Chief Executive Officer (January 1996 to present),
  President and Director (1994 to present),
  Chief Operating Officer (1994 to January 1996),
  Senior Vice President, Chief Financial Officer,
  and Director (1991 to 1994) of Triton Group Ltd.;
  Senior Vice President and Chief Financial Officer
  (1991 to 1993), Vice President of Corporate
  Development (1988 to 1991) of Intermark, Inc.(4);
  Director of Ridgewood Properties, Inc.

Mark G. Foletta, 35;                                              1993            0(3)           0.00%
  Director (January 1996 to present), Senior Vice
  President, Chief Financial Officer, and
  Corporate Secretary (1994 to present), Vice
  President, Controller, and Corporate
  Secretary of Triton Group Ltd. (1993 to 1994);
  Vice President and Controller (1991 to 1993),
  and Controller (1990 to 1991) of Intermark, Inc.(4)

J. Gregory Kasun, 40;                                             1993        101,956            6.74%
  Chief Executive Officer (1994 to present),
  President (1993 to present), Chief Financial
  Officer, Vice President of Finance, and Corporate
  Secretary (1989 to 1993) of Mission West Properties

William E. Nelson, 69;                                            1979         75,077            4.96%
  President and Chief Executive Officer of Scripps
  Institutions of Medicine and Science; Chairman
  of Scripps Bank; Member of the California Bar;
  Private investor engaged in development and
  management of real estate and securities investments

                                                                          Shares Beneficially
          Name, Age, and Principal Occupation                  Director       Owned as of        Percent of
             During Previous Five (5) Years                      Since    February 15, 1996(1)    Class(2)
---------------------------------------------------------      --------   --------------------    ----------
Richard R. Tartre, 57;                                            1993         14,677(3)           0.97%
  Chief Executive Officer of Astra Management Corp.
  (mutual funds) (May 1995 to present); Managing
  Director of Eden Financial Group, Inc. (insurance
  and investment products) (1982 to August 1995);
  Director of Burnham Pacific Properties;
  Director of Triton Group Ltd. (1993 to present)

Byron B. Webb, Jr., 69;                                           1975        165,609             10.94%
  President of La Jolla Savers and Mortgage Fund
  (real estate finance); President of Home
  Investment & Loan; President of Byron B. Webb, Inc.,
  Palmyra, Missouri (bank holding company)

All Directors and named executive officers as a group                         387,550             25.61%
  (7 persons)(5)

----------------------------

    (1) Includes shares that may be acquired within 60 days after February 15, 1996, upon the exercise of stock options as follows: Mr. Kasun, 89,600; Mr. Nelson, 14,000; Mr. Webb, 14,000; and all Directors and named executive officers as a group (7 persons), 141,840.
    (2) Includes as outstanding 144,480 shares that may be acquired within 60 days after February 15, 1996, upon the exercise of stock options.
    (3) Triton Group Ltd., of which Messrs. Earley and Foletta are officers and directors and Mr. Tartre is a director, owns 676,050 shares of the Company.
    (4) In October 1992, Intermark, Inc. and its wholly owned subsidiary, Triton Group Ltd., filed for reorganization under Chapter 11 U.S. Bankruptcy code. The reorganization concluded June 25, 1993, at which time Intermark, Inc. merged into Triton Group Ltd.
    (5) As of February 15, 1996, Mr. Harve Filuk beneficially owned 30,231 shares of the Company, which represented 2.00% of the common stock outstanding (this includes 24,240 shares that may be acquired within 60 days after February 15, 1996).


MEETINGS OF DIRECTORS

There were eight (8) meetings of the Directors during the year ended November 30, 1995.


COMMITTEE MEETINGS

The Company's Compensation and Nominating Committee had two (2) meetings during the year ended November 30, 1995. The principal functions of this committee are to recommend to the Board the remuneration arrangements for Directors and executive officers of the Company, including granting of stock options or other benefits under similar plans, and to recommend to the Board nominees for election as Directors by the shareholders. The Compensation and Nominating Committee will consider shareholder recommendations of nominees for Directors to be elected at subsequent annual meetings. These recommendations should be submitted to the Compensation and Nominating Committee in writing in care of the Company's executive offices and should include a resume of the individual's background and qualifications. Messrs. Earley, Foletta, Nelson, Tartre, and Webb constitute the current membership of the Compensation and Nominating Committee.

The Company's Audit Committee had two (2) meetings during fiscal year 1995.
This committee recommends engagement and dismissal of the independent accountants, monitors the Company's basic accounting policies, and reviews audit reports and management letters and coordinates other services performed by the independent accountants. The current members of the Audit Committee are Messrs. Foletta, Nelson, and Webb.

The Company's Bylaws provide for an Executive Committee with all the authority of the Board of Directors to act on any matter except with respect to (i) the approval of any action for which shareholder approval is required under the California General Corporation Law, (ii) the filling of vacancies on the Board or on any committee thereof, (iii) the fixing of compensation for Directors,
(iv) the adoption, amendment, or repeal of any bylaw, (v) the amendment or repeal of any resolution of the Board, which, by its terms, is not so amendable or repealable, (vi) any distribution to shareholders except at a rate or within a price range determined by the Board, and (vii) the appointment of other committees of the Board or the members thereof. There is currently no sitting Executive Committee; no meeting of the Executive Committee was held during fiscal year 1995.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Directors, executive officers, and each beneficial owner of more than ten (10) percent of the Common Stock of the Company are required by section 16(a) of the Securities Exchange Act of 1934 to file reports periodically disclosing their transactions in the Company's securities. Based on a review of such reports, no reporting person failed to file required reports on a timely basis during fiscal year 1995.




                            RELATED PARTY TRANSACTION


During the first quarter of fiscal year 1995, in a noncash transaction, the Company reacquired and retired 100,000 shares of its common stock. This transaction was effected by a transfer of 100,000 shares of the Company's stock from Triton to an affiliated tenant, at which point Triton's investment in the Company decreased to 49 percent, and an exchange of the 100,000 shares from the affiliated tenant to the Company as primary consideration for a modification of the affiliated tenant's lease terms. Terms of the modification included an 8-year extension of lease maturity and a reduction in rental rates. To determine the appropriate action to take with respect to this matter, the Board of Directors appointed a special committee of independent Directors (Messrs. Kasun, Nelson, and Webb) who, after consulting with commercial real estate experts and counsel and reviewing the related leasing market and business and financial prospects for the affiliated tenant, agreed to the lease modification.

                                  REMUNERATION


SUMMARY OF COMPENSATION

The following table summarizes the compensation paid or accrued during the year ended November 30, 1995, to each person who served as Chief Executive Officer and to each other executive officer whose aggregate remuneration in all capacities from the Company exceeded $100,000 (the "named executive officers") during the fiscal year.

                                                                                                           Long-Term
                                                                        Annual Compensation              Compensation
                                                            ----------------------------------------------------------
                                                                                        Other Annual    No of Options   All Other
 Name and Principal Position                   Fiscal Year     Salary          Bonus   Compensation(1)      Granted    Compensation
-----------------------------------            -----------    --------        -------  ---------------  -------------  ------------
J. Gregory Kasun                                   1995       $145,000        $15,000       $ 20,807              0          $ 0
President and Chief Executive                      1994        135,000         15,000          5,600              0       82,125(2)
Officer;  Former CFO and VP                        1993         85,226         15,000          4,261         10,000            0

Harve Filuk                                        1995         85,000         15,000          9,165              0            0
Vice President                                     1994         85,000         25,000         67,980              0            0
                                                   1993         85,000          9,000          8,910          6,600            0

-------------------

        (1) Includes the Company's contributions to its 401(k) Plan and its Stock Purchase Plan, and participation payments in accordance with the Company's Management Incentive Plan (see "REMUNERATION -- Management Incentive Plan" below).
        (2) Represents the difference between the option price and the market price on the date of grant of 73,000 nonqualified stock options granted and vested during fiscal year 1994.


EMPLOYMENT SEPARATION AGREEMENTS

The Company is a party to employment separation agreements with each of its named executive officers. Each agreement provides that the officer be retained as a consultant to the Company upon termination of employment other than for cause, or upon resignation following a reduction in salary or benefits not shared with all other employees of the Company, a reduction in corporate title, or a relocation of the officer's place of work greater than 50 miles from the Company's current headquarters. While a consultant, a former officer would receive a consulting fee equal to the individual's annual base salary immediately before termination, paid in a lump-sum or in monthly installments for the consulting period, which ranges from 12 to 24 months. While a consultant, the former officer would continue to be eligible to participate in medical, dental, and life insurance programs generally available to the Company's employees, for which the officer would contribute 50 percent of any applicable premiums, and would be reimbursed for actual, pre-approved expenses incurred while performing consulting services.


MANAGEMENT INCENTIVE PLAN

Certain former and current executive officers and staff participate in ten (10) percent of the profits generated from the 1986 sale of the Company's properties in Del Mar, California; Mr. Filuk has a three (3) percent interest in any such profits, a former executive has a six (6) percent interest, and all other employees share a one (1) percent interest. The term "profits" as used herein means the amount by which the deferred sales prices exceed $12,400,000, the estimated value of these properties at the time the Management Incentive Plan was adopted. The amounts to which participants are entitled are based on cash proceeds less related expenses. In fiscal year 1995 the following amounts were distributed to the named executive officers in conjunction with this arrangement: Mr. Filuk, $4,915; and all named executive officers as a group (two (2) persons), $4,915.

GRANTS OF STOCK OPTIONS

No options were granted to, and no options were exercised by, the named executive officers during the year ended November 30, 1995.

At the 1991 Annual Meeting of Shareholders, the shareholders approved the 1990 Incentive Stock Option Plan (the "1990 Plan"), under which 200,000 shares of Common Stock are reserved for issuance. The 1990 Plan succeeded the Company's 1981 Incentive Stock Option Plan pursuant to which no further options are available for grant although outstanding options may be exercised according to their terms. Options to purchase Common Stock of the Company may from time to time be granted to executive officers and key employees as an incentive to encourage the maximum effort by the grantees and their continued association with the Company by facilitating their acquisition of, or increase in, a proprietary interest in the Company. Such options constitute "incentive stock options" as defined in Section 422A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder and conform to the requirements thereof.


EXERCISES OF STOCK OPTIONS

The following table sets forth information regarding the exercise of stock options by the named executive officers during the year ended November 30, 1995, and the value of unexercised options at year end.

                                                                Number of Unexercised  Value(1) of Unexercised
                                                                    Options at         In-the-Money Options at
                                                                 November 30, 1995        November 30, 1995

                    No. of Shares Acquired                          Exercisable/             Exercisable/
     Name                on Exercise            Value Realized     Unexercisable            Unexercisable
----------------         -----------            --------------     -------------        -----------------
J. Gregory Kasun              0                        0           89,600/61,300        $176,705/$131,970

Harve Filuk                   0                        0            24,240/7,260           $9,735/$10,890

-------------------

    (1) Represents the difference between the exercise price of the options and the closing price of the Company's Common Stock on November 30, 1995, of $5.25 per share.


COMPENSATION AND NOMINATING COMMITTEE REPORT REGARDING EXECUTIVE OFFICERS' SALARIES IN FISCAL YEAR 1995

The Compensation and Nominating Committee's objective with respect to executive compensation is to provide the executive officers of the Company with competitive compensation that enables the Company to attract and retain employees who contribute to the success of the Company, thereby maximizing shareholder value. Among the factors considered by the Compensation and Nominating Committee in setting the salaries of the executive officers of the Company for the year ended November 30, 1995, were the operating results of the Company in the preceding fiscal year compared to the expectations of the committee for such fiscal year and the committee's evaluation of the degree of difficulty encountered by management in achieving such operating results posed by national and local economic conditions generally and other unforeseen circumstances; the committee's evaluation of each officer's skill and judgment in carrying out his assigned duties; the salaries paid to persons in similar positions in other companies in the same geographic area; and the Company's own historical patterns of remuneration. The salaries set for fiscal year 1995 were also affected by the committee's anticipation that certain of the executive officers would spend significant time exploring strategic alternatives available to the Company, as well as by negotiation between the committee and the executive officers.

Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations recently adopted thereunder, publicly held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1 million per year. The Company does not anticipate that a change in its current compensation policy will be necessary for the purpose of qualifying under Section 162(m).



     By the Committee:

               Michael M. Earley        Richard R. Tartre
               Mark G. Foletta          Byron B. Webb, Jr.
               William E. Nelson


COMPARISON OF SHAREHOLDER RETURN ON INVESTMENT

The following graph compares the percentage change in the cumulative total shareholder return on the Common Stock of the Company for fiscal years 1991 through 1995, as of each fiscal year end, with (i) the cumulative total return (assuming reinvestment of dividends) of the Russell 2000 Index, a broad equity market index, and (ii) the cumulative total return (assuming reinvestment of dividends) of a peer group of real estate companies with portfolios of income-producing industrial and office properties believed by the Company's management to be comparable to those of the Company.



   Peer
  Group          Russell          MWP             Year
-----------    -----------    -----------      -----------

     100            100            100            1990
      95            141             95            1991
      98            174             47            1992
     138            207             43            1993
     145            204             82            1994
     170            263             65            1995


DIRECTORS' CASH COMPENSATION

Each Director who was not a salaried officer of the Company received $500 per month and $750 for each meeting of the Board or any committee thereof he attended; see also "REMUNERATION -- Director Stock Option Programs" and "REMUNERATION -- Stock Purchase Plan" below.


DIRECTOR STOCK OPTION PROGRAMS

At the 1991 Annual Meeting of Shareholders, the shareholders approved the 1990 Director Stock Option Program (the "1990 Program"), under which 150,000 shares of Common Stock are reserved for issuance. The 1990 Program succeeded the Company's 1980 Initial Director Stock Option Program pursuant to which no further options are available for grant, although outstanding options may be exercised according to their terms. No options were granted under the 1990 Program, nor were any options exercised, during fiscal year 1995.

The 1990 Program allows for granting of options to purchase shares of Common Stock of the Company to Directors of the Company who do not receive a salary from the Company, exclusive of Directors' fees. The option price in all instances shall not be less than the fair market value of the shares on the date of grant and all determinations as to grants of options, the number of shares subject to option, and other terms and conditions of the options are made by the Board upon the recommendation of the Compensation and Nominating Committee.


STOCK PURCHASE PLAN

The Company has available to its employees and Directors a plan whereby such individuals can, through voluntary payroll deductions or other contributions of up to $3,000 per month, acquire shares of Common Stock of the Company in the open market. The Company contributes a matching $0.50 for each $1.00 contributed by individuals. During the year ended November 30, 1995, matching contributions made by the Company to the Stock Purchase Plan on behalf of each Director and the named executive officers were as follows: Messrs. Earley, Foletta, and Filuk, $0; Mr. Kasun; $4,500, Mr. Nelson, $3,000; Mr. Tartre, $6,375; Mr. Webb, $7,125; and all Directors and named executive officers as a group (eight (7) persons) $21,000.




                             INDEPENDENT ACCOUNTANTS


The Company's independent accountants for the year ended November 30, 1995, were Price Waterhouse LLP. A representative of Price Waterhouse LLP is expected to attend the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. The Company has not yet selected an accounting firm to perform the audit of the Company's financial statements for the year ending November 30, 1996, inasmuch as such action is customarily undertaken by the Audit Committee later in the fiscal year.




                                  OTHER MATTERS


The Directors know of no other matters to be presented for action at the annual meeting. As to any matter that may properly come before the meeting, the proxies confer discretionary authority on the persons named therein and those persons will vote the proxies in accordance with their best judgment with respect thereto.


                                 By Order of the Directors

                                    Katrina L. Thompson
                                         Secretary





February 15, 1996
San Diego, California

                             MISSION WEST PROPERTIES                 Please mark
                       For Annual Meeting of Shareholders           your vote as
                                 March 22, 1996                     indicated in
                                                                    this example


The Board of Directors solicits your proxy for the following items.
                                                                 WITHHELD
     1.   Election of Directors, nominees as follows:       FOR   FOR ALL
            Michael M. Earley      William E. Nelson
            Mark G. Foletta        Richard R. Tartre
            J. Gregory Kasun       Byron B. Webb, Jr.

           WITHHELD FOR (write that nominee's name in the space provided below):

           ---------------------------------------------------------------------

     2. As they shall in their sole judgment determine on any other matter that may properly come before the meeting or any adjournment or postponement thereof.








SIGNATURE(S)__________________________________________ DATE ____________________
NOTE: Please sign as name appears herein. Joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.


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


PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Michael M. Earley, J. Gregory Kasun, and Byron
B. Webb, Jr., and each of them, as his agents and proxies with full power of substitution to vote any and all shares of Common Stock of Mission West Properties which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company to be held March 22, 1996, or any adjournment or postponement thereof, as specified on the reverse hereof.


This proxy will be voted as you specify on the reverse hereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SOME OR ALL OF THE PERSONS NAMED IN PROPOSAL 1 ON THE REVERSE HEREOF, ALL OF WHOM HAVE BEEN NOMINATED BY THE BOARD OF DIRECTORS OF MISSION WEST PROPERTIES FOR ELECTION AS DIRECTORS. In the election of directors, the named proxy holders shall have discretion and authority to cumulate votes and to distribute the votes represented by this proxy among the nominees named in Proposal 1 in such proportions as they in their sole judgment shall determine. If any such nominee is unable or unwilling to serve or is otherwise unavailable, said proxy holders shall have discretion and authority to vote in accordance with their judgment for other nominees or to distribute such votes in such proportions among other nominees as they in their sole judgment shall determine.



       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE.)







                               FOLD AND DETACH HERE